Exhibit 5.1

January 27, 2026

Arcadia Biosciences, Inc.
5956 Sherry Lane, Suite 2000

Dallas, TX 75225

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing with the Securities and Exchange Commission (the "Commission") by Arcadia Biosciences, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 (the “Registration Statement”), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") under the Securities Act of 1933, as amended, relating to the resale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 1,673,792 shares of the Company's common stock, $0.001 par value per share (the "Shares"), in the manner set forth in the Registration Statement. The Shares consist of up to 1,673,792 shares of common stock that are issuable upon the exercise of outstanding preferred investment options of the Company (the “Investment Options”), as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company's amended and restated certificate of incorporation, as amended and restated to date; the Company’s Bylaws as in effect on the date hereof; the Investment Options; and certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the issuance of the Investment Options, the Shares and the Registration Statement. We have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to matters of fact material to our opinions, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. We have assumed without investigation the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, the accuracy and completeness of all records made available to us by the Company, and that all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Shares, (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Shares offered thereby or any Selling Stockholders, (iii) all Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement, and (iv) at the time of the offering, there will not have occurred any changes in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued upon exercise of the Investment Options in accordance with the terms of the Investment Options, and upon receipt of the consideration contemplated thereby, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weintraub Tobin Chediak Coleman Grodin Law Corporation
WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN LAW CORPORATION